Exhibit 99.1

Stride to Appoint Steven Guttentag and Dylan Haggart to Board of Directors and Form Capital Allocation Committee

Stride and Fivespan Partners Enter into Cooperation Agreement

Company to Share Target Capital Structure and Capital Allocation Framework in Coming Months

RESTON, Va., October 9, 2026 – Stride, Inc. (NYSE: LRN) (“Stride” or the “Company”), one of the nation’s most successful technology-based education companies, today announced that Dr. Steven Guttentag, an experienced education technology leader who most recently served as Chief Executive Officer of EPS Learning, and Dylan Haggart, Founder, Managing Partner, and Chief Investment Officer of Fivespan Partners, LP (“Fivespan”), one of the Company’s significant shareholders, will be appointed to the Stride Board of Directors (the “Board”) this quarter.

Stride also announced that the Board is forming a new Capital Allocation Committee, (the “Committee”), to evaluate the Company’s capital structure and capital allocation priorities. Independent directors Brian Shepherd and Dylan Haggart will co-chair the Committee.

As a part of the Committee’s initial review, the Company will solicit input from shareholders on its capital allocation priorities and incorporate that feedback into the Committee’s recommendations. Following completion of the Committee’s initial review, which is expected to occur within the next three months, Stride will publicly announce its target capital structure and a clear framework for allocating future cash flows to maximize long-term value.

“We are pleased to welcome Steven and Dylan to the Stride Board. Each brings complementary perspectives and experience that will strengthen the Board’s capabilities as we work to accelerate our strategic and operating progress under Bob Knowling’s leadership as Stride’s new CEO,” said Steven B. Fink, independent Chairman of Stride’s Board of Directors.

“Steven Guttentag is an accomplished executive who has spent more than 30 years designing and deploying technology-based solutions to improve K-12 education. Dylan brings an investor’s perspective, along with significant capital allocation and governance expertise as an experienced public company director, and he, the Board, and management are committed to working together to enhance shareholder value and maximize learning outcomes for the students we serve,” continued Mr. Fink.

“We have great respect for Stride’s pioneering role in its market and the leadership it has exemplified over more than two decades. We believe in Stride’s significant long-term growth potential and unique ability to serve students and families whose needs or circumstances are not well-served by a traditional school setting,” Mr. Haggart said. “We appreciate the collaborative engagement we have had with the Board and management team. I look forward to working alongside my fellow directors and management to help the Company deliver value for students, families, educators, and shareholders.”

In connection with today’s announcement, Stride has entered into a cooperation agreement with Fivespan, which will be filed on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

The Company’s 2026 Annual Meeting of Stockholders will be held on December 10, 2026. Additional details regarding the 2026 Annual Meeting, including the record date and the means of attendance, will be included in the Company’s definitive proxy statement to be filed with the SEC.

About Steven Guttentag

Dr. Guttentag began his career as a classroom teacher and brings more than 30 years of experience across K-12 education and education technology. He most recently served as Chief Executive Officer of EPS Learning, a provider of literacy and reading intervention solutions, from 2023 to 2025. He previously served as Chief Executive Officer of Reading Plus, an adaptive literacy program, from 2019 until the sale to Dreambox Learning in 2021. Dr. Guttentag co-founded and served as President of Connections Education, a K-12 online education platform which was acquired by Pearson in 2011, after which he served as President of Pearson Online & Blended Learning from 2014 to 2018, growing the business to serve over 70,000 students. Earlier in his career, Dr. Guttentag served as Chief Education Officer of Education Networks of America and Chief Information Officer of the School District of Philadelphia. His academic credentials include a B.A. from the University of Michigan, a M.A. in Teaching and Curriculum from Harvard University, and a Ph.D. in Policy and Administration from the University of Pennsylvania.

About Dylan G. Haggart

Mr. Haggart brings more than 15 years of investment and public company governance experience. He is the Founder, Managing Partner, and Chief Investment Officer of Fivespan Partners, a concentrated, fundamental value investor in industry-leading public companies. Prior to founding Fivespan in 2023, he served as a Partner at ValueAct Capital from 2013 to 2023. Mr. Haggart has served as an independent director of Seagate Technology since 2018 and currently serves on its Compensation & People Committee. He previously served as an independent director of Fiserv from 2022 to 2024, including on its Nominating & Corporate Governance Committee and Talent & Compensation Committee. Mr. Haggart is a member of the Board of Trustees for the Boys & Girls Clubs of San Francisco’s Endowment Trust.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

About Fivespan Partners, LP

Fivespan Partners, LP is a concentrated, fundamental value investor in industry-leading public companies. Fivespan seeks to partner with company leadership on opportunities to unlock enduring value for all stakeholders.

Investor Contact

ir@k12.com

Media Contact

press@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “trends,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual actions, results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or to meet financial or operational guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; potential violation of laws and regulations relating to privacy and data protection, including such laws and regulations as may apply to children’s data; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence (“AI”)) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud infrastructure, systems and facilities, including as a result of cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems or our data; problems in the implementation of new information technology systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to the use, implementation and regulation of AI and other emerging technologies, including in the education of children, and their use by third-party vendors; risks related to our stock repurchase program; the extent to which we acquire businesses or change our capital allocation strategy or the implementation thereof; changes in our effective tax rate and additional liabilities; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2026 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the SEC. Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and estimates. They are not guarantees of future performance. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements in this press release or that we make from time to time, and to consider carefully the factors discussed above. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except where we are expressly required to do so by law.